Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cryocon, Inc. (the "Company") on Form
10-QSB/A for the period ending June 30, 2002 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Vaughn P. Griggs,
Chief Financial Officer and Principal Accounting Officer of the Company,
certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the
Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1)  The Report fully complies with the requirements of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Vaughn P. Griggs

Vaughn P. Griggs
Chief Financial Officer and Principal Accounting Officer

Date May 20, 2003